For Immediate Release

Contact: Anne-Marie Hess

Date: August 2, 2007

Phone: (609) 951-6842

E-mail: ahess@pharmanet.com

PHARMANET DEVELOPMENT GROUP REPORTS FINANCIAL RESULTS

FOR THE SECOND QUARTER 2007

Increases full year non-GAAP guidance

Princeton, NJ – August 2, 2007 – PharmaNet Development Group, Inc. (the “Company”) (NASDAQ: PDGI), a leading provider of global drug development services to branded pharmaceutical, biotechnology, generic drug and medical device companies, today reported a net loss from continuing operations for its second quarter ended June 30, 2007 of $4.6 million, or $0.25 per diluted share, compared to a net loss of $3.7 million, or $0.21 per diluted share, in the second quarter 2006.

Adjusted non-GAAP net earnings (see basis of presentation below) from continuing operations for the second quarter 2007 were $3.2 million, or $0.17 per diluted share, compared to $2.6 million, or $0.14 per diluted share, in the second quarter 2006 primarily due to higher profit in the early stage segment, partially offset by lower profit in the late stage segment.

“While the early stage business performed better than expected, late stage earnings were negatively impacted by unrecognized revenue associated with unsigned change orders,” commented Jeffrey P. McMullen, president and chief executive officer. “We expect to finalize these change orders and recognize the related revenue in the third quarter 2007.”

Mr. McMullen continued, “Based on solid business performance in the first half of the year and expectations for the second half of the year, we are confident raising our guidance for 2007.”

Basis of presentation

Due to the Company's decision to discontinue certain operations in 2006, all financial results for the periods presented reflect the Company's continuing operations only, unless otherwise stated.

To better reflect ongoing operations to investors for the periods presented, adjusted (non-GAAP) results are used throughout this press release and the accompanying tables.  For the second quarter 2007, adjusted financial results exclude $8.9 million for the previously disclosed charge related to the securities class action settlement and other related litigation, $0.7 million for the amortization of acquisition-related intangibles and $0.2 million non-cash share-based compensation expense related to the adoption of Statement of Financial Accounting Standards No. 123R (“FAS 123R”).  For comparative purposes, second quarter 2006 adjusted financial results exclude a $7.9 million goodwill impairment related to Specialized Pharmaceutical Services (“SPS”) (formerly reported in the early stage segment), $1.2 million related to a non-recurring finance charge, $0.8 million for amortization of acquisition-related intangibles and $0.3 million non-cash share-based compensation expense related to FAS 123R.

A reconciliation of GAAP results to adjusted (non-GAAP) results can be found in the unaudited financial tables included in this press release.  A further explanation of the reasoning behind the use of non-GAAP financial results can be found at the end of this press release.

Second Quarter 2007 Financial Summary

▪

Direct revenue, which does not include reimbursed out-of-pocket expenses, increased 17.5% to $85.6 million in the second quarter 2007 compared to $72.8 million in the second quarter 2006 due to growth in both the early and late stage segments.

▪

GAAP corporate selling, general and administrative (“SG&A”) expenses decreased to $5.3 million in the second quarter 2007 compared to $5.9 million in second quarter 2006, primarily due to lower legal fees.  Adjusted corporate expenses, which exclude certain non-cash share-based compensation expense related to FAS 123R and certain legal and professional fees associated with the ongoing SEC investigation, were $4.6 million in the second quarter 2007 and $4.5 million in the second quarter 2006.

▪

GAAP operating margin increased to -4.4% in the second quarter 2007 compared with     -9.0% in the second quarter 2006.  Adjusted operating margin for the second quarter 2007 increased to 7.0% from 4.9% in the second quarter 2006 primarily due to strong performance in the early stage segment partially offset by weaker earnings in the late stage segment.

▪

The Company’s backlog increased to $444.0 million at June 30, 2007 compared to $431.5 million at March 31, 2007.  Backlog consists of anticipated direct revenue from written awards, letters of intent and contracts that either have not started or are anticipated to begin in the near future. Verbal awards are not included in backlog.

▪

Cash, cash equivalents, and investments in marketable securities were $50.0 million at June 30, 2007 compared to $47.4 million at March 31, 2007.

▪

Net cash generated by continuing operations was $15.4 million in the second quarter 2007.

▪

Capital expenditures were $6.6 million in the second quarter 2007 compared to $6.3 million in the second quarter 2006.

o

Excluding the portion of capital expenditures for the new Quebec City facility, which will be paid for by the investor that purchased the building as part of the sale-leaseback transaction announced in October 2006, capital expenditures would have been $5.6 million in the second quarter 2007 compared to $3.9 million in the second quarter 2006.

o

Additionally the adjusted $5.6 million of capital expenditure in the second quarter 2007 includes $1.0 million for equipment and leasehold improvements in the Toronto facility paid for by the Company.

▪

Depreciation expense was $3.0 million and amortization of intangibles was $0.7 million in both the second quarter 2007 and 2006.

▪

Net days sales outstanding (“DSO”) was 42 days at June 30, 2007 and 43 days at March 31, 2007.

▪

The Company recorded Other Income of approximately $0.5 million, as a result of a liability reversal during the second quarter 2007 from a favorable settlement with the Internal Revenue Service for a 401(k) related matter.

▪

The Company’s effective tax rate in the second quarter 2007 was a benefit of 22.0% compared to a benefit of 66.5% in the second quarter 2006.

For the segment financial results provided below, the Company has excluded an allocation of corporate expenses related to certain adjusted SG&A expenses.

Early Stage

PharmaNet Development Group, Inc.’s early stage segment primarily includes the areas of  Phase I and bioequivalency clinical trials, bioanalytical services and support services.

For the early stage segment, GAAP direct revenue, which does not include reimbursed out-of-pocket expenses, increased approximately 38.7% to $30.7 million in the second quarter 2007 compared to $22.1 million in the second quarter 2006.  Direct revenues were higher in the second quarter 2007 compared to the second quarter 2006 primarily due to higher volume in the Company’s bioanalytical laboratories.

Early stage segment GAAP operating margins increased to 14.4% in the second quarter 2007 compared to -2.9% in the second quarter 2006.  Early stage segment adjusted operating margins increased to 14.8% in the second quarter 2007 compared to -2.0% in the second quarter 2006 primarily due to higher sample volumes.  The early stage segment incurred approximately $0.4 million of expenses related to the move to and opening of the Quebec City facility in the second quarter 2007.  The start-up cost to staff and operate the Toronto facility was approximately $0.8 million, where trials commenced in July.

The backlog for the early stage segment increased to $59.8 million at June 30, 2007 from $54.4 million reported at March 31, 2007.

The Company is continuing its leasehold improvements to more than double the laboratory capacity of its Barcelona, Spain joint venture.  The Company expects to occupy the new Barcelona facilities during the third quarter 2007.

Late Stage

PharmaNet Development Group, Inc.’s late stage segment primarily conducts Phase II through IV clinical trials, data management and biostatistics, medical and scientific affairs, regulatory affairs and submissions, and provides software tools and services for use in clinical trials.

For the late stage segment, GAAP direct revenue, which does not include reimbursed out-of-pocket expenses, increased approximately 8.3% to $54.9 million in the second quarter 2007 compared to $50.7 million in the second quarter 2006.

Late stage segment GAAP operating margins were 11.0% in the second quarter 2007 compared to 0.7% in the second quarter 2006.  Late stage segment adjusted operating margins were 12.0% in the second quarter 2007 compared to 17.3% in the second quarter 2006 primarily due to higher  unsigned change orders for which certain work has been performed and the related revenues not yet recognized.  The Company expects the change orders to be finalized and the related revenues for work completed recognized in the third quarter 2007.

The backlog for the late stage segment was $384.2 million at June 30, 2007 compared to $377.1 million at March 31, 2007.

Guidance

For continuing operations in 2007, the Company expects:

Full Year 2007 Guidance
Metric*	Previous Guidance	Revised Guidance
Direct Revenue	$334 million – $339 million	$342 million - $352 million
Adjusted EBIT Margin (1)	9.5% - 9.8%	9.5% - 9.8%
GAAP Corporate Expenses	$20 million – $21 million	$20.5 million – $21 million
Adjusted Pre-tax Earnings (1)	$26 million – $28 million	$27 million - $29 million
GAAP fully diluted EPS	$0.93 - $1.08	$0.58 - $0.64
Adjusted fully diluted EPS (1)	$1.06 – $1.21	$1.12 – 1.24
Capital expenditures	$16 million – $18 million	$17 million - $19 million
Depreciation	$12 million – $13 million	$12 million – $13 million
Amortization	$2.8 million	$2.8 million
Tax rate	15% - 20%	Adjusted non-GAAP tax rate 18% – 20% (1)

(1) For EBIT Margin, Pre-tax Earnings, Fully Diluted EPS, and Tax Rate, Adjusted (non-GAAP) guidance excludes $8.9 million related to the securities class action settlement and other related litigation, amortization of acquisition-related intangibles and non-cash share-based compensation expense related to Statement of Financial Accounting Standards No. 123R (“FAS 123R”).

Conference Call and Webcast

A conference call and webcast to discuss second quarter 2007 financial results will be held on Thursday, August 2, 2007 at 8:30 a.m., EDT.

Dial-in:

(888) 314-4865 for U.S.

(617) 213-8050 for International

Pass code: 3390 7501

Dial-in Replay:

(888) 286-8010 for U.S.

(617) 801-6888 for International

Pass code: 3675 8918

The dial-in replay will be available approximately two hours after the call through Thursday, August 9, 2007.

Webcast:

Please visit www.pharmanet.com and select the investor tab to access the webcast or alternatively, you may click on the following hyperlink:  http://ir.pharmanet.com/phoenix.zhtml?p=irol-eventDetails&c=124176&eventID=1587972

The archived webcast will be available for approximately thirty

(30) days following the conference call.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, which exclude, among other items, the charge associated with the securities class action settlement and other related litigation, amortization of acquisition-related intangible assets and non-cash compensation expense related to the employee stock purchase plan.  Share-based compensation is an important part of our employees’ compensation and impacts their performance.  PDGI considers these non-GAAP financial measures to be useful metrics because management and investors can compare the Company’s recurring operating results and make more meaningful comparisons between PDGI’s recurring operating results and those of other companies.  In addition, management can use this important tool for financial and operational decision making and for evaluating recurring operating results over different periods of time.

There are a number of limitations related to the use of non-GAAP operating income versus operating income calculated in accordance with GAAP.  Non-GAAP operating income excludes certain costs, including, share-based compensation and amortization related to acquisitions that are recurring and have been and will continue to be for the foreseeable future a significant recurring expense in PDGI’s business.

The components of the costs that we exclude from our calculation of non-GAAP operating income may differ from the components that our peer companies exclude when they report their results of operations.  The Company compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating income and evaluating non-GAAP operating income together with operating income calculated in accordance with GAAP.  Non-GAAP results also allow investors to compare the reported GAAP results and the non-GAAP Second Call consensus estimate and to compare the Company’s operations against the financial results of other companies in the industry.  The non-GAAP financial measures included in this press release should not be considered superior to or a substitute for results of operations prepared in accordance with GAAP.  Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying tables to, this press release, and can also be found on the Company’s website.

About PharmaNet Development Group, Inc.

PharmaNet Development Group, Inc., a global drug development services company, provides a comprehensive range of services to the pharmaceutical, biotechnology, generic drug, and medical device industries.  The Company offers clinical-development solutions including early and late stage consulting services, Phase l clinical studies and bioanalytical analyses, and Phase Il, III and IV clinical development programs.  With approximately 2,400 employees and more than 40 facilities throughout the world, PharmaNet is a recognized leader in outsourced clinical development.  For more information, please visit our website at www.pharmanet.com.

Forward-Looking Statements

Certain statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act").  Additionally, words such as "seek," "intend," "believe," "plan," "estimate," "expect," "anticipate" and other similar expressions are forward-looking statements within the meaning of the Act.  Some or all of the results anticipated by these forward-looking statements may not occur.  Factors that could cause or contribute to such differences include, but are not limited to, industry trends and information; the Company's ability to determine its impairment charges and costs of discontinued operations; whether the Company will achieve its estimated value relating to discontinued operations; developments with respect to the SEC's inquiry and securities class action lawsuits and derivative lawsuits; the Company’s ability to successfully achieve and manage the technical requirements of specialized clinical trial services, while complying with applicable rules and regulations; regulatory changes; changes affecting the clinical research industry; a reduction of outsourcing by pharmaceutical and biotechnology companies; the Company’s ability to compete internationally in attracting clients in order to develop additional business; the Company’s evaluation of its backlog and the potential cancellation of contracts; its ability to retain and recruit new employees; its clients' ability to provide the drugs and medical devices used in its clinical trials; the Company’s future stock price; the Company’s assessment of its effective tax rate and tax allowance; the Company’s financial guidance; the Company’s future effective tax rate; the Company’s anticipated capital expenditures; the Company’s costs associated with compliance of Section 404 of the Sarbanes-Oxley Act; the impact on the Company of foreign currency transaction costs and the effectiveness of any hedging strategies it implements; and the national and international economic climate as it affects drug development operations.

Further information can be found in the Company’s risk factors contained in its Annual Report on Form 10-K for the year ended December 31, 2006 and its most recent Quarterly Report on Form 10-Q.  The Company does not undertake to update the disclosures made herein, and you are urged to read our filings with the Securities and Exchange Commission.

PharmaNet Development Group, Inc. and Subsidiaries
Statement of Operations - Unaudited
For the Three Months Ended June 30, 2007 and 2006

	2007	2006

REVENUE
Direct revenue	$ 85,594,711	$ 72,837,375
Reimbursed out-of-pockets	23,408,605	23,806,956
TOTAL REVENUE	109,003,316	96,644,331
COSTS AND EXPENSES
Direct costs	52,700,963	44,785,489
Reimbursable out-of-pocket expenses	23,408,605	23,806,956
Selling, general and administrative expenses	27,742,530	26,744,566
Provision for settlement of litigation	8,900,000	-
Impairment of goodwill	-	7,873,000
TOTAL COSTS AND EXPENSES	112,752,098	103,210,011
LOSS FROM CONTINUING OPERATIONS	(3,748,782)	(6,565,680)
OTHER INCOME (EXPENSE)
Interest income	475,663	551,025
Interest expense	(1,889,371)	(2,979,861)
Foreign exchange transaction loss, net	(1,124,569)	(1,828,243)
Other income	478,293	-
TOTAL OTHER INCOME (EXPENSE)	(2,059,984)	(4,257,079)
LOSS FROM CONTINUING OPERATIONS
BEFORE INCOME TAX (BENEFIT)	(5,808,766)	(10,822,759)
Income tax (benefit)	(1,278,527)	(7,199,438)
LOSS FROM CONTINUING OPERATIONS
BEFORE MINORITY INTEREST IN JOINT VENTURE	(4,530,239)	(3,623,321)
Minority interest in joint venture	71,512	105,177
NET LOSS FROM CONTINUING OPERATIONS	(4,601,751)	(3,728,498)
Earnings (Loss) from discontinued operations, net of tax	81,927	(15,986,568)
NET LOSS	$ (4,519,824)	$ (19,715,066)

BASIC EARNINGS (LOSS) PER SHARE:
Continuing operations	$ (0.25)	$ (0.21)
Discontinued operations	$ 0.01	$ (0.88)
Net loss	$ (0.24)	$ (1.09)
DILUTED EARNINGS (LOSS) PER SHARE:
Continuing operations	$ (0.25)	$ (0.21)
Discontinued operations	$ 0.01	$ (0.88)
Net loss	$ (0.24)	$ (1.09)
SHARES USED IN COMPUTING EPS:
Basic	18,704,895	18,150,267
Diluted	18,704,895	18,150,267

PharmaNet Development Group, Inc. and Subsidiaries
Statement of Operations - Unaudited
For the Six Months Ended June 30, 2007 and 2006

	2007	2006

REVENUE
Direct revenue	$170,376,192	$147,261,369
Reimbursed out-of-pockets	46,370,187	52,883,741
TOTAL REVENUE	216,746,379	200,145,110
COSTS AND EXPENSES
Direct costs	103,178,930	90,114,151
Reimbursable out-of-pocket expenses	46,370,187	52,883,741
Selling, general and administrative expenses	53,432,972	49,603,251
Provision for settlement of litigation	8,900,000	-
Impairment of goodwill	-	7,873,000
TOTAL COSTS AND EXPENSES	211,882,089	200,474,143
EARNINGS (LOSS) FROM CONTINUING OPERATIONS	4,864,290	(329,033)
OTHER INCOME (EXPENSE)
Interest income	1,017,501	896,503
Interest expense	(3,532,662)	(4,756,102)
Foreign exchange transaction loss, net	(732,064)	(2,354,811)
Other income	478,293	-
TOTAL OTHER INCOME (EXPENSE)	(2,768,932)	(6,214,410)
EARNINGS (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAX (BENEFIT)	2,095,358	(6,543,443)
Income tax expense (benefit)	504,625	(6,413,223)
EARNINGS (LOSS) FROM CONTINUING OPERATIONS
BEFORE MINORITY INTEREST IN JOINT VENTURE	1,590,733	(130,220)
Minority interest in joint venture	200,681	293,963
NET EARNINGS (LOSS) FROM CONTINUING OPERATIONS	1,390,052	(424,183)
Earnings (Loss) from discontinued operations, net of tax	722,276	(23,425,263)
NET EARNINGS (LOSS)	$ 2,112,328	$(23,849,446)

BASIC EARNINGS (LOSS) PER SHARE:
Continuing operations	$ 0.07	$ (0.02)
Discontinued operations	$ 0.04	$ (1.30)
Net earnings (loss)	$ 0.11	$ (1.32)
DILUTED EARNINGS (LOSS) PER SHARE:
Continuing operations	$ 0.07	$ (0.02)
Discontinued operations	$ 0.04	$ (1.30)
Net earnings (loss)	$ 0.11	$ (1.32)
SHARES USED IN COMPUTING EPS:
Basic	18,667,855	18,049,464
Diluted	18,916,778	18,049,464

PHARMANET DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
Reconciliation of GAAP Operating Margin for Continuing Operations to Non GAAP
Operating Margins for Continuing Operations - Unaudited
For the Three and Six Months Ended June 30, 2007 and 2006

	Three Months Ended		Six Months Ended
	2007	2006	2007	2006
DIRECT REVENUE	$ 85,594,711	$ 72,837,375	$170,376,192	$147,261,369

EARNINGS (LOSS) FROM CONTINUING OPERATIONS GAAP	(3,748,782)	(6,565,680)	4,864,290	(329,033)

OPERATING MARGIN GAAP	-4.4%	-9.0%	2.9%	-0.2%

ADD BACK:
FAS 123R expense	165,190	285,155	330,380	809,451
Amortization of intangible assets	688,773	768,720	1,377,547	1,570,713
Provision for settlement of litigation	8,900,000	-	8,900,000	-
Charge related to financing	-	1,214,306	-	1,214,306
Impairment of goodwill	-	7,873,000	-	7,873,000
NON GAAP OPERATING EARNINGS	$ 6,005,181	$ 3,575,501	$ 15,472,217	$ 11,138,437

NON GAAP OPERATING MARGIN	7.0%	4.9%	9.1%	7.6%

PHARMANET DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
Reconciliation of GAAP Net Earnings for Continuing Operations to Non GAAP
Net Earnings for Continuing Operations - Unaudited
For the Three and Six Months Ended June 30, 2007 and 2006

	Three Months Ended		Six Months Ended
	2007	2006	2007	2006

Net earnings (loss) from continuing operations GAAP	$ (4,601,751)	$ (3,728,498)	$ 1,390,052	$ (424,183)

Add: Non-cash FAS 123R expense	165,190	285,155	330,380	809,451

Add: Provision for settlement of litigation	8,900,000	-	8,900,000	-

Add: Non-cash intangible assets amortization	688,773	768,720	1,377,547	1,570,713

Add: Non-cash goodwill Impairment	-	7,873,000	-	7,873,000

Add: Non-recurring charge related to financing	-	1,214,306	-	1,214,306

Subtotal	5,152,212	6,412,683	11,997,979	11,043,287

Less: Tax effect of non-GAAP adjustments	1,941,044	3,840,787	1,628,638	4,084,459

Non-GAAP net earnings from continuing operations	$3,211,168	$2,571,896	$10,369,341	$6,958,828

Diluted non-GAAP net earnings per share	$ 0.17	$ 0.14	$ 0.55	$ 0.38

Number of shares used in computing diluted
non-GAAP earnings per share	18,978,884	18,289,504	18,916,778	18,420,057

PHARMANET DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
Summary of Operations of Early and Late Stage Clinical Development Segments - Unaudited
For the Three and Six Months Ended June 30, 2007 and 2006

	Three Months Ended			Six Months Ended
EARLY STAGE DEVELOPMENT	2007	2006	% variation	2007	2006	% variation

Direct revenues	$ 30,710,146	$ 22,141,129	38.7%	$ 60,414,635	$ 48,207,176	25.3%

GAAP operating earnings (loss)	4,410,203	(647,464)	781.2%	9,451,283	2,549,000	270.8%

Amortization of intangibles	133,716	194,120	-31.1%	267,433	421,113	-36.5%

Non-GAAP operating earnings (loss)	$ 4,543,919	$ (453,344)	1102.3%	$ 9,718,716	$ 2,970,113	227.2%

GAAP operating Margin	14.4%	-2.9%		15.6%	5.3%

Non-GAAP operating margin	14.8%	-2.0%		16.1%	6.2%

LATE STAGE DEVELOPMENT	2007	2006	% variation	2007	2006	% variation

Direct revenues	$ 54,884,565	$ 50,696,246	8.3%	$ 109,961,557	$ 99,054,193	11.0%

GAAP operating earnings	6,049,914	336,352	1698.7%	14,839,792	8,516,371	74.3%

Amortization of intangibles	555,057	574,600	-3.4%	1,110,114	1,149,600	-3.4%

Impairment of goodwill(1)		7,873,000			7,873,000

Non-GAAP operating earnings	$ 6,604,971	$ 8,783,952	-24.8%	$ 15,949,906	$ 17,538,971	-9.1%

GAAP operating Margin	11.0%	0.7%		13.5%	8.6%

Non-GAAP operating margin	12.0%	17.3%		14.5%	17.7%

(1) Represents impairment of goodwill at SPS

PHARMANET DEVELOPMENT GROUP, INC. AND SUBSIDIAIRIES
Selected Consolidated Balance Sheet Information - Unaudited
June 30, 2007 and December 31, 2006

The allocation of assets and liabilities between continuing and discontinued operations, in this selected balance sheet information is preliminary and may change upon the company's filing of its form 10-Q for the period ended June 30, 2007

	June 30,	December 31,
	2007	2006 (1)

ASSETS

Cash, equivalents, and investments in marketable securities	$ 49,982,133	$ 53,754,183

Accounts receivable from continuing operations	128,707,992	109,187,958
Accounts receivable from discontinued operations	1,655,448	3,572,556
Accounts receivable	130,363,440	112,760,514

Current assets from continuing operations	222,086,240	192,823,747
Current assets from discontinued operations	1,975,224	3,889,887
Total current assets	224,061,464	196,713,634

Fixed assets from continuing operations	59,775,419	52,234,890
Land held for sale from discontinued operations	3,046,618	3,286,619
Total fixed assets and land	62,822,037	55,521,509

Total assets from continuing operations	585,001,670	549,599,584
Total assets from discontinued operations	5,021,843	7,176,506
Total assets	$ 590,023,513	$ 556,776,090

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities from continuing operations	$ 153,440,642	$ 123,483,815
Current liabilities from discontinued operations	2,562,017	4,195,262
Total current liabilities	156,002,659	127,679,077

Total liabilities from continuing operations	319,409,750	294,501,721
Total liabilities from discontinued operations	2,562,017	4,195,262
Total liabilities	321,971,767	298,696,983

Stockholders' equity	268,051,746	258,079,107

Total liabilities and stockholders' equity	$ 590,023,513	$ 556,776,090

(1) Certain prior year balances have been reclassified to conform to current year presentation.

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